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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES


COUNTRY OR REGION                                OFFICIAL NAME
-----------------                                -------------
FOREIGN SUBSIDIARIES:

Australia                                        Selectica Australia Pty Ltd.
Canada                                           Selectica Canada, Inc.
France                                           Selectica France Sorl
Germany                                          Selectica GmbH
India                                            Selectica India Private Limited
Japan                                            Selectica Japan, K.K.
Mexico                                           Selectica Mexico S. de R.L. de C.V.
Sweden                                           Selectica Scandinavia AB
United Kingdom                                   Selectica U.K. Limited

U.S. SUBSIDIARIES:

Delaware                                         LoanMarket Resources, Inc.
Delaware                                         Wakely Acquisition Corp.